Exhibit 10.80

CHARLES & COLVARD, LTD.

1997 OMNIBUS STOCK PLAN

Restricted Stock Award Agreement

THIS AGREEMENT (together with Schedule A, attached hereto, the “Agreement”), made the      day of             ,      (as defined below, the “Grant Date”), between CHARLES & COLVARD, LTD., a North Carolina corporation (the “Corporation”), and                     , an Employee of, or individual in service to, the Corporation or a related corporation (the “Participant”);

R E C I T A L S:

In furtherance of the purposes of the 1997 Omnibus Stock Plan of Charles & Colvard, Ltd. as amended and restated and as it may be hereafter amended (the “Plan”), the Corporation and the Participant hereby agree as follows:

Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in the Agreement and those of the Plan, the provisions of the Plan shall govern. The Participant hereby expressly acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth with the Plan.

Terms of Award. The following terms used in this Agreement shall have the meanings set forth in this Section 2:

The “Participant” is                                         .

The “Grant Date” is                                         .

The “Restriction Period” is the period beginning on the Grant Date and ending on such date or dates and satisfaction of such conditions as described in Schedule A, which is attached hereto and expressly made a part of this Agreement.

The number of shares of Common Stock subject to the Restricted Stock Award granted under this Agreement shall be                      shares (the “Shares”).

Grant of Restricted Stock Award. Subject to the terms of this Agreement and the Plan, the Corporation hereby grants the Participant a Restricted Stock Award (the “Award”) for that number of Shares of Common Stock as is set forth in Section 2.

Vesting and Earning of Award.

Subject to the terms of the Plan, the Award shall be deemed vested and earned upon such date or dates, and subject to such conditions, as are described in this Agreement, including but not limited to the terms of Schedule A, attached hereto.

The Committee has sole authority to determine whether and to what degree the Award has vested and been earned and is payable and to interpret the terms and conditions of this Agreement and the Plan.

Termination of Employment or Service; Forfeiture of Award. Except as may be otherwise provided in the Plan or this Agreement or as determined by the Committee, in the event that the employment or service of the Participant is terminated for any reason and the Participant has not yet earned all or part of the Award pursuant to Section 4 and Schedule A herein, then the Award, to the extent not earned as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet been earned and vested. The Participant expressly acknowledges and agrees that the termination of his or her employment or service shall result in forfeiture of the Award and the Shares to the extent the Award has not been earned and vested as of his or her Termination Date.

Settlement of Award. The Award shall be payable in whole shares of Common Stock.

No Right of Employment or Service; Forfeiture of Award. Neither the Plan, this Agreement nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or a related corporation or interfere with the right of the Corporation or a related corporation to terminate the Participant’s employment or service at any time.

Nontransferability of Award and Shares. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer. The Participant shall not sell, transfer, assign, pledge or otherwise encumber the Shares subject to the Award (except as provided in Section 12 herein) until the Restriction Period has expired and all conditions to vesting and transfer have been met.

Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any existing confidentiality agreement, nonsolicitation agreement, noncompetition agreement, employment agreement or any other similar agreement between the Participant and the Corporation, including, but not limited to, any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

Governing Law. Except as otherwise provided in the Plan or herein, this Agreement shall be construed and enforced according to the laws of the State of North Carolina, without regard to the conflict of laws provisions of any state, and in accordance with applicable federal laws of the United States.

Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be modified or amended only by the written agreement of the parties hereto. The waiver by the Corporation of a breach of any provision of the Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant. Notwithstanding the foregoing, the Committee shall have unilateral authority to amend the Plan and this Agreement (without Participant consent) to the extent necessary to comply with applicable law or changes to applicable law (including but in no way limited to Code Section 409A and related regulations or other guidance and federal securities laws).

Certificates for Shares; Rights as Shareholder. The Participant and his or her legal representatives, legatees or distributees shall not be deemed to be the holder of any shares subject to the Award and shall not have any rights of a shareholder unless and until certificates for such shares have been issued to him or her or them. Unless the Committee determines otherwise, a certificate or certificates for Shares subject to the Award shall be issued in the name of the Participant as soon as practicable after the Award has been granted. Notwithstanding the foregoing, the Committee may require that (a) the Participant deliver the certificate(s) for the Shares to the Committee or its designee to be held in escrow until the Award vests (in which case the Shares will be released to the Participant) or is forfeited (in which case the Shares shall be returned to the Corporation); and/or (b) the Participant deliver to the Corporation a stock power, endorsed in blank, relating to the Shares subject to the Award that are subject to forfeiture. Except as otherwise provided in the Plan or the Agreement, the Participant will have all voting, dividend and other rights of a shareholder with respect to the Shares following issuance of the certificate or certificates for the Shares.

Withholding; Tax Matters.

The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of the Shares or any other benefit, to satisfy such obligations. Notwithstanding the foregoing, the Corporation may establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any other local, state, federal, foreign or other income tax obligations relating to the Award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the Shares to which the Participant is entitled. The number of Shares to be withheld shall have a fair market value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Committee in accordance with election procedures established by the Committee.

The Participant acknowledges that the Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Shares subject to the Award and that the Participant should consult a tax advisor prior to such exercise or disposition. The Participant acknowledges that he or she has been advised that he or she should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding.

Notices. Except as may be otherwise provided by the Plan or determined by the Committee, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records (or at such other address as may be designated by the Participant in a manner acceptable to the Committee), or if to the Corporation, at the Corporation’s principal office, attention Chief Financial Officer, Charles & Colvard, Ltd. Notice may also be provided by electronic submission, if and to the extent permitted by the Committee.

Severability. The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Restrictions on Award and Shares. The Corporation may impose such restrictions on the Award and the Shares or other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such Award or Shares. Notwithstanding any other provision in the Plan or the Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend or legends (including but in no way limited to any legends that may be necessary or appropriate pursuant to Section 12 herein) to be placed on any certificate issued pursuant to the Award in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel.

Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Participant on the day and year first above written.

CHARLES & COLVARD, LTD.

By:
Title:

Attest:

By:
Title:

[Corporate Seal]

PARTICIPANT
(SEAL)
Printed Name:

[Insert applicable Schedule A]

CHARLES & COLVARD, LTD.

1997 OMNIBUS STOCK PLAN

Restricted Stock Award Agreement

SCHEDULE A

PERFORMANCE MEASURES

1.	Purpose. The purpose of this Schedule A is to set forth the Performance Measures that will be applied to determine the amount of the Award to be made under the terms of the attached Restricted Stock Award Agreement (the “Agreement”). This Schedule A is incorporated into and forms a part of the Agreement.

2.	Revision of Performance Measures. The Performance Measures set forth in this Schedule A may be modified by the Committee during, and after the end of, the Restriction Period to reflect significant events that occur during the Restriction Period.

3.	Performance Goals. The Performance Goals shall be as follows:

[Insert Schedule]

4.	Amount of Award. The amount distributable to the Participant under the Agreement shall be determined in accordance with the following schedule:

[Insert Schedule]

[Insert applicable Schedule A]

CHARLES & COLVARD, LTD.

1997 OMNIBUS STOCK PLAN

Restricted Stock Award Agreement

SCHEDULE A

SERVICE MEASURES

Grant	Date: , .

Number of Shares Subject to Award:                      shares.

Restriction Period: The Shares subject to the Award shall vest and be earned, as provided below, subject to the terms and conditions as may be imposed by the Plan and the Agreement:

Date of Vesting	Percentage of Shares Vested
[Insert Schedule]

[Insert applicable Schedule A]

CHARLES & COLVARD, LTD.

1997 OMNIBUS STOCK PLAN

Restricted Stock Award Agreement

SCHEDULE A

COMBINATION OF PERFORMANCE AND SERVICE MEASURES

A. Performance Measures

1.	Purpose. The purpose of this portion of Schedule A is to set forth the Performance Measures that will be applied to determine the amount of the Award to be made under the terms of the attached Restricted Stock Award Agreement (the “Agreement”). This Schedule A is incorporated into and forms a part of the Agreement.

2.	Revision of Performance Measures. The Performance Measures set forth in this Schedule A may be modified by the Committee during, and after the end of, the Restriction Period to reflect significant events that occur during the Restriction Period.

3.	Performance Goals. The Performance Goals shall be as follows:

[Insert Schedule]

4.	Amount of Award. The amount distributable to the Participant under the Agreement shall be determined in accordance with the following schedule:

[Insert Schedule]

B. Service Measures

Grant	Date: , .

Number of Shares Subject to Award:                      shares.

Restriction Period: The Shares subject to the Award shall vest and be earned, as provided below, subject to the terms and conditions as may be imposed by the Plan and the Agreement:

Date of Vesting	Percentage of Shares Vested
[Insert Schedule]